DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz


Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1


ABOVE SPACE IS FOR OFFICE USE ONLY
(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

     1)Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box and attach an 8 " x 11" blank sheet containing the required information for each additional entity.

     _________DYNAMIC BIOMETRIC SYSTEMS, INC.___________________________
     Name of merging entity
     ____ARIZONA___________________      ____CORPORATION___________________
     Jurisdiction                        Entity type *

______________________________________________________________________
Name of merging entity
_______________________________ __________________________________
Jurisdiction Entity type *

______________________________________________________________________
Name of merging entity
_______________________________ __________________________________
Jurisdiction Entity type *

______________________________________________________________________
Name of merging entity
_______________________________ __________________________________
Jurisdiction Entity type *

and,

_________DYNAMIC BIOMETRIC SYSTEMS, INC.___________________________
Name of surviving entity
_____NEVADA__________________ ____CORPORATION________________
Jurisdiction                  Entity type *



     * Corporation, non-profit corporation, limited partnership, limited-liability company or business trust. DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299
     (775) 684 5708 Website: secretaryofstate.biz


Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

     2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn: ________________________________________________
c/o: ________________________________________________
________________________________________________
________________________________________________

     3) (Choose one)
     _x_ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

     4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ? and attach an 8 " x 11" blank sheet containing the required information for each additional entity):

     (a) Owner's approval was not required from :
     ________________________________________________________________ Name of
     merging entity, if applicable
     ________________________________________________________________ Name of
     merging entity, if applicable
     ________________________________________________________________ Name of
     merging entity, if applicable
     ________________________________________________________________ Name of
     merging entity, if applicable

and, or;
________________________________________________________________
Name of surviving entity, if applicable




Filing Fee $350.00

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz


Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3


ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

_________DYNAMIC BIOMETRIC SYSTEMS, INC. (ARIZONA)_________________ Name of merging entity, if applicable

______________________________________________________________________
Name of merging entity, if applicable

______________________________________________________________________
Name of merging entity, if applicable

______________________________________________________________________
Name of merging entity, if applicable

and, or;

_________DYNAMIC BIOMETRIC SYSTEMS, INC. (NEVADA)_   ________________
Name of surviving entity, if applicable



















     * Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz


Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4


ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

     The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

______________________________________________________________________
Name of merging entity, if applicable

______________________________________________________________________
Name of merging entity, if applicable

______________________________________________________________________
Name of merging entity, if applicable

______________________________________________________________________
Name of merging entity, if applicable

and, or;

______________________________________________________________________
Name of surviving entity, if applicable

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz


Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5


ABOVE SPACE IS FOR OFFICE USE ONLY

     5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

6) Location of Plan of Merger (check a or b):

__X___ (a) The entire plan of merger is attached;

or,

_____ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**: _______________________________






* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240). DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6


ABOVE SPACE IS FOR OFFICE USE ONLY

     8) Signatures - Must be signed by: An officer of each corporation whether or not for profit; all general partners of each limited partnership or limited-liability limited partnership; a manager of each a limited-liability company with managers or by one member if without managers; a trustee of a business trust; a managing partner of a limited-liability partnership; by one partner of a general partnership.* (if there are more than four merging entities, check box ? and attach an 8 " x 11" blank sheet containing the required information for each additional entity.):

_________DYNAMIC BIOMETRIC SYSTEMS, INC. (ARIZONA)___________ Name of merging entity
___/s/ Richard C. Kim________PRESIDENT__________________10/19/05_
Signature                    Title                      Date
________________________________________________________________
Name of merging entity
_______________________________________________________/____/____
Signature Title Date
________________________________________________________________
Name of merging entity
_______________________________________________________/____/____
Signature Title Date
________________________________________________________________
Name of merging entity
_______________________________________________________/____/____
Signature Title Date

_________DYNAMIC BIOMETRIC SYSTEMS, INC. (NEVADA)___________
Name of Surviving entity
___/s/ Richard C. Kim________PRESIDENT__________________10/19/05_
Signature                    Title                      Date


     * The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

     IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER ("Agreement") is made and entered into effective as of October 14, 2005 ("Merger Effective Date"), by and between DYNAMIC BIOMETRIC SYSTEMS, INC., a Nevada corporation (the "Surviving Corporation") and DYNAMIC BIOMETRIC SYSTEMS, INC., an Arizona corporation ("DBSI AZ"). The Surviving Corporation and DBSI AZ shall be referred to herein as the "Constituent Corporations."

                                    RECITALS

A.The Surviving Corporation was formed under the laws of Nevada and has an authorized capitalization as follows:

Class of Stock      Par Value      No. Shares Authorized

Common                $.001            190,000,000
Preferred             $.001             10,000,000

B.DBSI AZ was formed under the laws of Arizona and has an authorized capitalization as follows:

Class of Stock      Par Value      No. Shares Authorized

Common                $.001           200,000,000
Preferred             $.001            10,000,000

C.The Surviving Corporation is a wholly owned subsidiary of DBSI AZ.

D.The Surviving Corporation was formed for the purpose of acquiring substantially all of the assets, operations, rights, privileges, liabilities remaining after reorganization and obligations of DBSI AZ by merger, and causing the Surviving Corporation to be governed by the corporate laws of the State of Nevada.

                                    AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Constituent Corporations hereby agree as follows:

1.Merger and the Surviving Corporation.

     (a)Subject to the terms and conditions of this Agreement, DBSI AZ shall be merged with and into the Surviving Corporation, which will be governed by the laws of the State of Nevada, and DBSI AZ shall be predecessor to the Surviving Corporation in the Merger in accordance with A.R.S. Sec.10-1101 et seq. and N.R.S. Chapter 92A.005, et seq. Upon the filing of Articles of Merger with the Nevada Secretary of State and the Arizona Corporation Commission, the Merger shall become effective as of the close of business on the Merger Effective Date.

     (b)At the Merger Effective Date, by virtue of the Merger, all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of DBSI AZ and the Surviving Corporation and all property, real, personal and mixed, and all debts due on whatever account, including choices in action, and all and every other interest of or belonging to or due to each of DBSI AZ and the Surviving Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation, without further act or deed, and the Surviving Corporation shall be responsible and liable for all of the liabilities and obligations of each of DBSI AZ and the Surviving Corporation, all with the full effect provided for under the Plan and applicable Arizona and Nevada law.

     (c)The name of the Surviving Corporation shall be Dynamic Biometric Systems, Inc., a Nevada corporation. The purposes, county where the principal office for the transaction of business shall be located, number of directors and the capital stock of the Surviving Corporation shall be as they appear in the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the provisions thereof and the Nevada Revised Statutes.

     (d)The Bylaws of the Surviving Corporation in effect immediately prior to the Merger Effective Date shall be the Bylaws of the Surviving Corporation, until altered, amended or repealed in accordance with the provisions thereof and the Nevada Revised Statutes.

     (e)The names and addresses of the directors of the Surviving Corporation who shall constitute the board of directors of the Surviving Corporation, and who shall hold office until the next annual meeting of the shareholders of the Surviving Corporation are as follows:

Name of Director               Address of Director

Richard C. Kim                 1021 E. Silverwood Dr.
                               Phoenix, AZ 85048

Michael S. Williams            13851 S. 37th Street
                               Phoenix, AZ  85044

Lanny R. Lang                  3536 E. Saltsage Drive
                               Phoenix, AZ  85048

     (f)The names and addresses of the officers of the Surviving Corporation, holding the offices in the Surviving Corporation set forth opposite their name and until their successors are elected or appointed in accordance with the Bylaws of the Surviving Corporation and shall have been duly qualified, are as follows:

Name of Officer                Office held

Richard C. Kim                 President
1021 E. Silverwood Dr.
Phoenix, AZ 85048

Lanny R. Lang                  Secretary and Treasurer
3536 E. Saltsage Drive
Phoenix, AZ  85048

2.Conversion of Stock.  At the Merger Effective Date:

     (a)Each share of the Common Stock of the Surviving Corporation which is issued immediately prior to the Merger Effective Date (whether then outstanding or held in the treasury of the Surviving Corporation) shall be canceled and returned to the status of authorized but unissued shares, without the payment of any consideration therefore.

     (b)(i) Each share of the common stock of DBSI AZ ("Common Stock"), which is issued immediately prior to the Merger Effective Date (whether then outstanding or held in the treasury of DBSI AZ), shall be converted into one fully paid and non-assessable share of Common Stock of the Surviving Corporation; (ii) each share of Series A 15% Preferred Stock of DBSI AZ ("Preferred Stock"), which is issued immediately prior to the Merger Effective Date (whether then outstanding or held in the treasury of DBSI AZ), shall be converted into one fully paid and non-assessable share of Preferred Stock of the Surviving Corporation; and (iii) each stock option, warrant note or other equity right, including the Common Stock and Preferred Stock (the "Securities") granted by DBSI AZ, which is issued immediately prior to the Merger Effective Date, shall be converted into Securities of the Surviving Corporation under the same terms existing immediately prior to the Merger Effective Date.

     (c)The rights, preferences, privileges, limitations, terms and conditions of the Surviving Corporation Common Stock, Preferred stock and/or any Securities issued in exchange for the DBSI AZ Common Stock, Preferred stock and/or Securities shall, to the fullest extent allowable under Nevada law, be identical in all respects and for all purposes deemed to be originally issued by the Surviving Corporation, including the calculation of any term or holding period related thereto.

     (d)Each outstanding certificate that prior to the Merger Effective Date represented shares of Common Stock, Preferred stock and/or any Securities of DBSI AZ shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Common Stock, Preferred stock and/or any Securities of the Surviving Corporation into which the Securities of DBSI AZ represented by such certificates have been converted as provided in Section 2(b) above and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the share of the Surviving Corporation evidenced by such outstanding certificate as provided above.

     (e)Each outstanding stock option or warrant of DBSI AZ that prior to the Merger Effective Date evidenced the right to purchase Common Stock, Preferred stock and/or any Securities of DBSI AZ shall be deemed to evidence the right to acquire a like number of shares of Common Stock, Preferred stock and/or any Securities of the Surviving Corporation and shares of the Surviving Corporation shall be reserved for the purposes of issuance upon exercise of such stock options and warrants. The Surviving Corporation may issue certificates or other instruments evidencing the terms of such stock options or warrants.

3.Conditions Precedent. The obligations of the Constituent Corporations to effect the Merger shall be subject to (a) the approval of this Agreement by the Board of Directors of each of the Constituent Corporations and (b) the approval of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding voting shares of capital stock of each of the Constituent Corporations at meetings of the shareholders duly called and held or otherwise provided by applicable law.

4.Amendment. This Agreement may be amended by the Constituent Corporations, with the approval of their respective Boards of Directors, at any time prior to the Merger Effective Date, whether before or after approval of this Agreement by the shareholders of the Constituent Corporations, however, after such approval by the shareholders of the Constituent Corporations, no amendment shall be made which materially adversely affects the rights of the shareholders of the Constituent Corporations without further approval of such shareholders. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the Constituent Corporations.

5.Amendment.  Dissenters' Rights; Termination.

     (a)Any holder of issued and outstanding voting shares of the capital stock of DBSI AZ who votes against the Merger and enters its dissent in compliance with A.R.S. Sec.10-1301 et seq. (shares held by such shareholders shall be referred to herein as "Dissenting Shares"), shall, subject to Section 5(b) hereof, receive cash in the amount of the fair market value of the Dissenting Shares within the time and in the manner provided by A.R.S. Sec.10-1325.

     (b)This Agreement may be terminated at any time prior to the Merger Effective Date, whether before or after approval hereof by the shareholders or by the Board of Directors of either of the Constituent Corporations:

          i)at the option of the Board of Directors of DBSI AZ, if the holders of ten percent or more of DBSI AZ's issued and outstanding voting shares of capital stock shall not have voted in favor of the Merger and such holders shall have filed written objection and notice of their intent to exercise dissenters' rights with the Secretary of DBSI AZ before the taking of the vote on the Merger in accordance with Arizona law;

          ii)by mutual agreement of the Board of Directors of the Constituent Corporations.

     (c)If this Agreement is terminated for any reason, neither of the Constituent Corporations shall have any liability hereunder of any nature whatsoever to the other.

6.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

7.Further Assurances. From time to time after the Merger Effective Date, as and when requested by the Surviving Corporation and to the extent permitted by law, the officers and directors of each of the Constituent Corporations last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Surviving Corporation, title to and possession of, all of the assets, rights, franchises and interests of each of the Constituent Corporations in and to every type of property (real, personal and mixed) and chooses in action, and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such actions in the name of the Surviving Corporation or DBSI AZ or otherwise.

8.Execution in Counterparts. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be signed by their respective officers thereunto duly authorized.


DYNAMIC BIOMETRIC SYSTEMS, INC., a Nevada corporation (Surviving Corporation)


/s/ Richard C. Kim
By:  Richard C. Kim
Its:  President
Date:  October 14, 2005

DYNAMIC BIOMETRIC SYSTEMS, INC ., an Arizona corporation (DBSI AZ) /s/ Richard C. Kim
By:  Richard C. Kim
Its:  President
Date:  October 14, 2005

ATTEST:


/s/ Lanny R. Lang
Lanny R. Lang, Secretary